FORM OF VALHI, INC. GUARANTY
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          Valhi, Inc., a Delaware corporation ("Guarantor"), in order to induce
Willamette Industries, Inc. (`Willamette'') to subscribe for shares of Medford International Holdings pursuant to a Share Subscription and Redemption Agreement
dated as of November    , 1996 (the `Agreement'') by and among Willammette and
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Medite Corporation, a Delaware corporation and an indirect subsidiary of
Guarantor (`Medite''), hereby unconditionally and irrevocably guarantees to Willamette the full and timely performance by Medite of all of the obligations set forth in Section 8 of the Agreement on Medite's part to be performed, provided however, that Guarantor shall have no obligation to perform any of Medite's obligations unless and until (i) Medite shall have defaulted in the performance of such obligations and such default is continuing without cure on the part of Medite; and (ii) Willamette shall have given Guarantor five (5) day's notice of such default on the part of Medite.

          Guarantor hereby expressly waives (1) notice of acceptance of this guaranty and (2) any other notice given to Medite in accordance with the provisions of the Agreement on any default under the Agreement or otherwise, except as provided in the first paragraph of this Guaranty. Guarantor hereby authorizes Willamette to forbear with respect to, amend, modify, enlarge, extend, compromise and discharge any or all of the obligations of Medite under the Agreement without notice to or consent by Guarantor. Guarantor acknowledges and agrees that its liability under this guaranty is joint and several with Medite and, upon any continuing default by Medite, Willamette shall not be obligated to first attempt enforcement against Medite but shall only be obligated to give the notice provided in the first paragraph of this Guaranty. Guarantor hereby waives any and all defenses to enforcement of this guaranty, now existing or hereafter arising, which may be available to guarantors, sureties and other secondary parties at law or in equity.
          Guarantor represents and warrants to Willamette that (a) all necessary corporate action has been duly taken by it to authorize the execution, delivery and performance by it of this guaranty, (b) this guaranty is being executed on Guarantor's behalf by a duly authorized representative and (c) this guaranty is the legally valid and binding obligation of Guarantor enforceable in accordance with its terms.

          Guarantor agrees to pay all reasonable costs and expenses, including reasonable attorney fees and related costs, incurred by Willamette in enforcing Guarantor s liability to Willamette under this guaranty whether or not a civil action or similar proceeding (including claims and proceedings in and before the bankruptcy court or arbitrators) is filed, prosecuted or appealed. If an action or proceeding is filed, prosecuted or appealed, the reasonableness of such attorney fees shall be determined by the trial judge and if, appealed, by the appellate court.



          This guaranty shall be binding upon Guarantor and its successors and assigns, and shall inure to the benefit of and be enforceable by Willamette and its successors and assigns.

Dated as of November    , 1996
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                              VALHI, INC., a Delaware corporation

                              By:
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                              Name:
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